Exhibit 99.1
FOR IMMEDIATE RELEASE

EVGO CONFIRMS RECEIPT OF UNSOLICITED AND NON-BINDING TAKE PRIVATE PROPOSAL

LOS ANGELES, November 2, 2026 -- EVgo Inc. (“EVgo”) (NASDAQ: EVGO), one of the nation’s largest providers of public fast charging infrastructure for electric vehicles, today announced that its Board of Directors (“Board”) received an unsolicited and non-binding proposal (“Proposal”) from LS Power Equity Advisors, LLC and certain of its affiliates (collectively, “LS Power”) to acquire all of the outstanding shares of EVgo’s Class A common stock not currently owned by LS Power for cash consideration of $2.00 per share. LS Power currently holds approximately 56% of the combined voting power of EVgo’s outstanding common stock. A copy of the Proposal is available as an exhibit to EVgo’s Current Report on Form 8-K, which will be filed today with the Securities and Exchange Commission.

The Board has established a special committee composed of independent and disinterested directors to review and evaluate the Proposal. The special committee is authorized to retain independent advisors, including independent legal and financial advisors, to assist it in its work. No decisions have been made with respect to EVgo’s response to the Proposal. There can be no assurance that any definitive agreement relating to any proposed transaction will be executed or as to the terms thereof, or that any transaction will be approved or consummated. EVgo does not intend to comment further or disclose any developments regarding the Proposal unless and until it deems further disclosure is appropriate or required. EVgo’s shareholders do not need to take any action at this time.

About EVgo

EVgo Inc. (NASDAQ: EVGO) is one of the nation’s largest and most highly utilized public fast charging providers. With more than 1,200 fast charging locations across 47 states, EVgo makes charging part of everyday life by partnering with leading businesses including retailers, grocery stores, rideshare operators and autonomous vehicle companies. EVgo is scaling nationwide, strategically deploying high-power chargers, including EVgo Superchargers, across the U.S. At its dedicated Innovation Lab, EVgo is developing its next-generation chargers, performing extensive interoperability testing and collaborating with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual events or results to differ from expectations contemplated by forward-looking statements include, among other things: risks and uncertainties relating to the unsolicited and non-binding take private proposal received from LS Power to acquire all of the outstanding shares of EVgo’s Class A common stock not currently owned by LS Power, including the possibility that any such transaction may not be pursued, approved, or consummated on the proposed terms, within any anticipated timeframe, or at all; the special committee’s review and evaluation of the Proposal;

the effect of the announcement of the Proposal on EVgo’s business, stock price and relationships with customers, partners and employees; the risk of litigation relating to the Proposal or any proposed transaction; and those described under the heading “Risk Factors” and elsewhere in our most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements are based on EVgo’s management’s current assumptions, expectations, and beliefs and are not guarantees of future performance. In light of these risks, uncertainties, and assumptions, actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. You should not rely on forward-looking statements as predictors of future results. Any forward-looking statements in this release are based on the limited information currently available to EVgo as of the date hereof, which is subject to change, and EVgo does not undertake any obligation to update these statements, even if new information becomes available in the future.

Contacts

For Investors:

investors@evgo.com

For Media:

press@evgo.com